Exhibit 99.1

LAZYDAYS AND RON HOOVER RV & MARINE ENTER INTO AGREEMENT FOR TULSA, OK STORE LOCATION

TAMPA, Fla., June 24th, 2025 — Lazydays Holdings, Inc. (NASDAQCM: GORV) (“Lazydays” or the “Company”) announced today that it has entered into a definitive agreement for the asset and real estate sale of its Tulsa, Oklahoma location to Ron Hoover RV & Marine. The companies expect to complete the transaction in the coming weeks.

Ron Fleming, CEO of Lazydays, said, “We are pleased to announce the mutually beneficial sale of our location in Tulsa, Oklahoma to Ron Hoover RV & Marine. This transaction further streamlines our operational footprint and is expected to bring cash to our balance sheet, while enabling us to continue to pay down debt. We look forward to closing this transaction expeditiously, and continuing our focus on our core dealerships.”

“When we made the strategic decision to expand beyond Texas into Oklahoma, Oklahoma City was a natural first step. As we looked to grow our presence in the region, Tulsa quickly emerged as the next logical market. Lazydays in Claremore immediately stood out as our top choice—their strong presence and solid reputation made them the ideal fit for our continued growth,” said Chris Hoover, President of Ron Hoover RV and Marine Centers.

About Lazydays

Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”

About Ron Hoover RV & Marine

Ron Hoover RV & Marine is Texas’s leading provider of RVs, boats, and outdoor equipment, proudly serving customers since 1987. Family-owned and operated, the company is built on a foundation of integrity, exceptional customer service, and a passion for helping families enjoy the outdoors. With multiple locations across Texas and Oklahoma, Ron Hoover RV & Marine offers a wide selection of top brands, expert service, and a commitment to customer satisfaction that has made it a trusted name in the industry for nearly four decades.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, the benefits of the potential transaction described herein and the future financial performance of the Company following such transaction.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, the ability of the parties to successfully close future transactions referenced herein, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements, in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the U.S. Securities and Exchange Commission. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, which are made as of the date of this release.

Contact

investors@lazydays.com

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